Dated June 13, 1996



                         ENSCO OFFSHORE COMPANY II

                                    and

                     BANKERS TRUST COMPANY, AS TRUSTEE


___________________________________________________________________________


                       FIRST PREFERRED FLEET MORTGAGE
                      -------------------------------

                       FIRST PREFERRED FLEET MORTGAGE


           FIRST PREFERRED FLEET MORTGAGE, made the 13th day of June, 1996 by ENSCO OFFSHORE COMPANY II, a corporation formed under the laws of the State of Delaware, with its address at 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas (herein called the "Shipowner"), to BANKERS TRUST COMPANY, a corporation organized under the laws of the State of New York, with its address at Four Albany Street, Fourth Floor, New York, New York 10006, not in its individual capacity but solely as Trustee, its successors and assigns (herein called the "Mortgagee");

          WHEREAS:

          A. The Shipowner is the sole owner of the whole of the following Liberian Flag jackup drilling units:


 NAME         OFFICIAL NO.   GROSS TONS   NET TONS     HOME PORT

 ENSCO 50         9383          5395        1618       Monrovia
 ENSCO 51         9384          4089        4089       Monrovia
 ENSCO 53        10260          4976        1244       Monrovia
 ENSCO 54        10159          5563        1668       Monrovia

duly documented in the name of the Shipowner under the law of the Republic of Liberia.

          B. ENSCO Offshore Company, ENSCO Offshore U.K. Ltd. and Dual Holding Company ("Dual", and collectively, the "Borrowers"), each an affiliate of the Shipowner, are parties to that certain Amended and Restated Credit Agreement dated as of September 27, 1995, as amended by Amendment No. 1 dated as of June 13, 1996 among the Borrowers and the Banks, the Agents and the Administrative Agent named therein (as the same may be amended from time to time, the "Credit Agreement") pursuant to which the Banks have agreed to make available a credit facility to the Borrowers of up to ONE HUNDRED FIFTY MILLION AND 00/100 UNITED STATES DOLLARS (USD 150,000,000.00) upon the terms and conditions therein set forth. A copy of the form of the Credit Agreement, is attached hereto as Exhibit A and made a part hereof.

          C. The Shipowner has, pursuant to the ENSCO Offshore II Guaranty dated as of June 13, 1996 (the "Guaranty") in favor of the Banks, the form of which is attached as Exhibit E to Amendment No. 1 to the Credit Agreement guaranteed to the Banks the due and punctual payment of all amounts due under Facility C of the Credit Agreement and the performance of all of Dual's obligations under the Facility C Note and the Credit Agreement. The Facility C Commitments are USD 50,000,000 or, in the circumstances provided in Section 4.6 of the Credit Agreement, up to USD 65,000,000. Consequently the amount of this Mortgage is USD 65,000,000 and the maturity date of this Mortgage is on demand.

          D. Pursuant to the terms of the Trust Indenture among the Borrowers, the Shipowner and the Mortgagee dated September 27, 1995, as amended by Supplement No. 1 dated as of June 13, 1996 (the "Trust Indenture"), the Mortgagee has agreed to act on behalf of the Banks, the



Agent and the Administrative Agent with respect to the security granted by the Borrowers and the Shipowner to secure the obligations under the Credit Agreement and the Guaranty.

          E. In order to secure the obligations of the Shipowner under the Guaranty and the payment of all other sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions of this Mortgage, the Shipowner has duly authorized the execution and delivery of this First Preferred Fleet Mortgage.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the payment of all amounts outstanding under Facility C guaranteed by the Guaranty (including the principal of and interest thereon) according to the terms of this Mortgage, the Guaranty and the Credit Agreement, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such principal, interest, and other sums being hereinafter called the "Indebtedness hereby secured") and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions of this Mortgage, the Guaranty and the Credit Agreement, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, and its successors and assigns the whole of the jackup drilling units ENSCO 50, ENSCO 51, ENSCO 53 and ENSCO 54 including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, drills, apparel, furniture, fittings, equipment, drilling equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such drilling rigs or any part thereof, including all items and appurtenances aforesaid (such drilling rigs, together with all of the foregoing, being herein called the "Vessels").

          TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors' and assigns' own use, benefit and behoof forever.

          PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the Credit Agreement, the Guaranty and this Mortgage, and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage, the Guaranty and the Credit Agreement expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease, determine and be void, otherwise to remain in full force and effect.



          The Shipowner for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessels are to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

                                 ARTICLE I

              Representations and Covenants of the Shipowner.


          Section 1. (a) The Shipowner hereby acknowledges that it is justly indebted in the principal amount of USD 65,000,000 and will pay the Indebtedness hereby secured and will observe, perform and comply with the covenants, terms and conditions herein and in the Guaranty and the Credit Agreement, express or implied, on its part to be observed, performed or complied with.

          (b) The obligation of the Indebtedness hereby secured is an obligation in Dollars of the United States of America and the term "USD" when used herein shall mean such Dollars. Notwithstanding fluctuations in the value or rate of Dollars in terms of gold, or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be payable in terms of Dollars when due, and if not paid when due, in terms of Dollars when paid, whether such payment is made before or after the due date.

          Section 2. The Shipowner is a corporation duly organized and existing under the laws of the State of Delaware and is qualified as a Foreign Maritime Entity under the laws of the Republic of Liberia. The Shipowner has full power and authority to own and mortgage the Vessels; all action necessary and required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and the Indebtedness hereby secured is and will be the valid and enforceable obligation of the Shipowner in accordance with its terms.

          Section 3. The Shipowner lawfully owns and is lawfully possessed of the Vessels free from any lien or encumbrance whatsoever other than
(a)liens for current crew's wages, (b)liens covered by valid policies of insurance held by the Shipowner and meeting the requirements of Section 15 below, and (c)liens not covered by insurance incurred in the ordinary course of business and not more than thirty days past due as permitted by
Section 12.1 of the Credit Agreement (together with (a) and (b) "Permitted Liens"), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

          Section 4. The Shipowner will cause this Mortgage to be duly recorded in accordance with the provisions of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended (hereinafter called the "Liberian Maritime Law"), and will otherwise comply with and satisfy all of the provisions of the Liberian Maritime Law in order to establish and maintain this Mortgage as a first preferred mortgage lien thereunder upon the Vessels and upon all renewals, replacements and improvements made in or to the same for the amount of the Indebtedness hereby secured.



          Section 5. The Shipowner will not cause or permit the Vessels to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessels to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessels under the laws and regulations of the Republic of Liberia and will at all times keep the Vessels duly documented thereunder.

          Section 6. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessels or any income therefrom; provided that the Shipowner shall not be required to pay any such tax, assessment or charge if the validity or amount thereof is concurrently contested in good faith by appropriate proceedings and if the Shipowner shall have set aside on its books reserves in accordance with generally accepted accounting principles in the United States deemed by it adequate with respect to such tax, assessment or charge; and provided further, however, that the Shipowner will pay or cause to be paid all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any lien which is attached as security therefor.

          Section 7. Neither the Shipowner, any charterer, the Master of any Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any Vessel any lien whatsoever other than for crew's wages and salvage, the lien of this Mortgage and Permitted Liens.

          Section 8. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board each Vessel with her papers and will cause each such certified copy to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of each Vessel a framed printed notice in plain type reading as follows:

                            "NOTICE OF MORTGAGE

          This Vessel is covered by a First Preferred Fleet Mortgage in favor of Bankers Trust Company, as Trustee, under authority of the Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of said Mortgage, neither the Owner, nor any charterer or the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except liens for crew's wages and salvage and Permitted Liens as defined in such Mortgage."

          Section 9. Except for the lien of this Mortgage and Permitted Liens, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessels, and in due course and in any event within ninety
(90) days after the same becomes due and payable, will pay or cause to be discharged, or make adequate provision for the satisfaction or discharge



of, all claims or demands, which, if not paid, may give rise to any lien, encumbrance or charge on the Vessels, or will cause the Vessels to be released or discharged from any lien, encumbrance or charge therefor.

          Section 10. If a libel or complaint be filed against any Vessel or any Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, tribunal or governmental entity (de jure or de facto) or if any Vessel suffers damage in excess of USD 500,000, the Shipowner will promptly notify the Mortgagee thereof by telefax, confirmed by letter, at its address, as specified in this Mortgage, and within thirty (30) days will cause such Vessel to be released and all liens thereon other than this Mortgage to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid.

          Section 11. The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessels and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and will keep the Vessels, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in American Bureau of Shipping, or other classification society of like standing approved by the Mortgagee. The Vessels shall, and the Shipowner covenants that they will, at all times comply with all applicable laws, treaties and conventions to which the Republic of Liberia is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made any change in the physical characteristics of any Vessel which would, in the reasonable judgment of the Mortgagee, materially interfere with the suitability of such Vessel for normal commercial offshore drilling operations without first receiving the written approval thereof by the Mortgagee, which approval shall not be unreasonably withheld.

          Section 12. The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessels during normal business hours for the purpose of inspecting the Vessels and their cargoes and papers, and the Shipowner will deliver for inspection copies of such contracts and documents relating to the Vessels, whether on board or not, as the Mortgagee may reasonably request. All reasonable expenses incurred by the Mortgagee or its authorized representatives in the exercise of its right of inspection hereunder shall be promptly paid by the Shipowner.

          Section 13. The Shipowner will not transfer or change the flag or port of documentation of any Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

          Section 14. The Shipowner will not sell or mortgage, without the written consent of the Mortgagee first had and obtained, and any such written consent to any one sale or mortgage shall not be construed to be a



waiver of this provision with respect to any subsequent proposed sale or mortgage. Any such sale or mortgage of the Vessels shall be subject to the provisions of this Mortgage and the lien hereof.

          Section 15. Insurance. (a) The Shipowner will, at its own expense, when and so long as this Mortgage shall be outstanding, insure or cause to be insured each Vessel against the risks indicated below, in addition to such other risks which would be covered by experienced, prudent, and responsible companies engaged in the offshore contract drilling of hydrocarbons in places and under conditions comparable to those in which the Vessels are employed from time to time and possessing financial and operating characteristics similar to those of the Shipowner ("Similar Companies") in accordance with the usual and customary practices of Similar Companies, and keep them collectively insured, in lawful money of the United States, for not less than the greater of (i) 125% of the Facility C Commitments and (ii) the amount of coverage that would be within the range obtained by Similar Companies on such Vessels. Such insurance shall be on the basis of "new for old" with no deduction for depreciation and shall have the following minimum limits:

          (i) Full form marine hull and machinery insurance extended to insure against all risks of loss or damage, including but not limited to the risk of loss from blowout and cratering and against such risks and in such form as are approved by the Mortgagee and are necessary or advisable for the protection of the interests of the Mortgagee and the Shipowner in an amount not less than the greater of (A) 125% of the Facility C Commitments or (B) the amount of coverage that would be within the range obtained by Similar Companies on such Vessels. The deductible or self-insured retention under the policy shall not exceed USD 250,000 per occurrence. The policies shall be endorsed to delete the sue and labor requirements as applied to the Mortgagee and to provide coverage for collision and earthquake hazards;

          (ii) Full form marine protection and indemnity and comprehensive general liability insurance (including any excess liability insurance), including coverage for contractual liability, pollution liability, contractual and legal wreck removal, crew coverage, excess collision, salvage and general average, care, custody and control coverage. Such protection and indemnity insurance shall be maintained in the broadest forms generally available to Similar Companies in the United States, London or Scandinavian markets and shall be in an amount not less than the greater of (A) the range of that carried by Similar Companies and (B) USD 200,000,000. Said policy shall not include a deductible or self-insured retention in excess of USD 250,000 per occurrence. Such insurance shall include a cross-liability endorsement;

          (iii) The Shipowner shall, at all times during which the Vessels are operating within the jurisdiction of the United States of America, maintain or cause operators of the Vessels to maintain insurance or post bond or satisfy the requirements for evidence of financial responsibility with respect to the Vessels to cover the actual cost of removal of discharged oil for which the Shipowner or the Vessels may be held strictly liable (or held liable due to negligence of the



     Shipowner or any other Person) under the Clean Water Act of 1977, the Oil Pollution Act of 1990 or the Outer Continental Shelf Lands Act, or under any other federal or state law which, in the future, may apply to the Vessels or to the Shipowner; and the Shipowner shall maintain or cause operators of the Vessels to maintain insurance or post bond or satisfy the requirements for evidence of financial responsibility covering similar pollution risks or liabilities incident thereto under any law, regulation or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Shipowner, the Vessels or its operations;

          (iv) Such workmen's compensation or longshoremen's and harbor workers' insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation and in rem claims;

          (v) Insurance (with a limit of USD 50,000,000 per occurrence) naming the Shipowner and the Mortgagee assureds and loss payees, as their interests may appear, against Operator's Extra Expense ("O.E.E.") liability in connection with operations conducted by the Vessels with respect to Vessels operating under a drilling contract with a financially responsible operator acceptable to the Mortgagee that indemnifies against such "O.E.E." arising out of blowout (above and below ground), cratering, redrilling/recompletion, cost of control, clean-up, containment seepage, pollution, spillage or leakage in connection with operations conducted by the Vessel, in form and substance satisfactory to the Mortgagee, and third party liabilities ("T.P.L.") that may be assumed by a contract which is legally enforceable and in form and substance satisfactory to the Mortgagee. Deductibles or self-insured retentions shall not exceed USD 250,000 ("O.E.E.")/("T.P.L.") and shall be for the account of the Shipowner;

          (vi) Excess seepage, pollution, clean-up and containment liability coverage in the amount of USD 50,000,000 in respect of offshore operations in excess of and following the seepage, pollution, clean-up and containment liability coverage recited in Section 15(a)(v) above;

          (vii) Subject to the provisions of this subsection, War and Political Risk insurance naming the Shipowner and the Mortgagee as assureds and loss payees, which shall be maintained in the broadest forms generally available to Similar Companies in the United States, London or Scandinavian markets, and shall include coverage for war risk hull and machinery, war risk protection and indemnity, confiscation, expropriation, nationalization, deprivation and inability to export. Such insurance shall be in amounts, with deductibles or self-insured retentions not to exceed, the corresponding policies described in subparagraphs (i) and (ii) above. The Shipowner shall obtain and maintain War and Political Risk Insurance for any Vessel operating in an area deemed to be hostile by the Shipowner's underwriters or protection and indemnity club;

          (viii) Upon prior written notice to the Shipowner, the Mortgagee may obtain mortgagee's interest insurance or breach of warranty



     endorsement in favor of the Mortgagee with such underwriters and under forms of policies approved by the Mortgagee in an amount equal to at least 125% of the Facility C Commitments. The Shipowner shall reimburse the Mortgagee, upon the Mortgagee's written demand, from time to time, the reasonable costs and expenses incurred by the Mortgagee in effecting and maintaining such mortgagee's interest insurance on such terms and in such amounts and with such underwriters as the Mortgagee shall deem appropriate; and

          (ix) Upon prior written notice to the Shipowner, the Mortgagee may obtain an Additional Perils-Pollution endorsement covering the possible consequences of pollution involving the Vessels including, without limitation, the risk of expropriation or sequestration of any Vessel or the imposition of a lien or encumbrance of any kind having priority over this Mortgage. The Shipowner shall reimburse the Mortgagee, upon the Mortgagee's written demand, from time to time, the reasonable costs and expenses incurred by the Mortgagee in effecting and maintaining on such terms and in such amounts and with such underwriters such Additional Perils-Pollution insurance coverage as the Mortgagee shall deem appropriate.

     (b) The Shipowner will furnish the Mortgagee from time to time on request and, in any event, at least annually a detailed report signed by a firm of marine insurance brokers or insurance companies acceptable to the Mortgagee with respect to the insurance carried and maintained on each Vessel, together with their opinion that the insurance carried is sufficient in that it is customary insurance which an experienced broker would effect in similar circumstances with Similar Companies and that, in the opinion of the brokers, it complies with the provisions of this Section 15 and any requirements which the Mortgagee may have notified to the Shipowner. The Shipowner will use its best efforts to cause such firm to agree to advise the Mortgagee in writing promptly of any default in the payment of any premium or call and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Vessel.

     (c) Unless the Mortgagee shall otherwise agree, all insurance for the Vessels shall be placed through independent brokers of recognized standing and with clubs or first class underwriters reasonably acceptable to the Mortgagee and must (i) name the Mortgagee as a named assured (except as to the insurance referred to in Section 15(a)(iv) above), but without liability for premiums, calls or assessments, (ii) contain a cancellation clause providing that the insurers undertake not to exercise any right of cancellation which they may have by reason of non-payment of premiums or calls when due without giving thirty days' prior written notice of such cancellation to the Mortgagee and an opportunity of paying any such unpaid premium or call, (iii) if possible, based on the Shipowner's best efforts, contain a provision that the insurance will not be permitted to lapse, terminate or be materially modified without thirty days' prior written notice being given to the Mortgagee (except as to the insurance referred to in Section 15(a)(ii) and (v) above for which fourteen days' prior written notice shall be required and (iv) contain the agreement of the insurer that any loss thereunder shall be payable to the Mortgagee notwithstanding any action, inaction or breach of representation or warranty by the Shipowner,



except to  the extent  provided by subsection  (d) hereof.   The  Shipowner
shall not change underwriters or clubs as to any insurance for the Vessels without prompt written notice to the Mortgagee of any such change.

     (d) All amounts of whatsoever nature payable under any insurance shall be payable to the Mortgagee for distribution first to itself and thereafter to the Shipowner or others as their interests may appear. Nevertheless, until otherwise required by the Mortgagee by notice to the underwriters, (i) amounts payable under any insurance on the Vessels with respect to the protection and indemnity risks shall be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred, and (ii) amounts payable under any insurance with respect to the Vessels involving any damage to any Vessel not constituting an actual or constructive total loss, shall be paid by the underwriters directly for the repair, salvage or other charges involved or, if the Shipowner shall have first fully repaired the damage or paid all of the salvage or other charges, shall be paid to the Shipowner as reimbursement therefor, provided, no amount in excess of USD 2,000,000 shall be paid from any insurances without the prior written consent of the Mortgagee.

     (e)  In  the  event  of an  actual  or constructive  total  loss  or a compromised constructive total loss or requisition of any Vessel, all insurance payments therefor shall be paid to the Mortgagee and applied to the Obligations in accordance with the terms of Article II, Section 206 of the Trust Indenture. The Shipowner shall not declare or agree with underwriters that any Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

     (f) In the event of an actual or constructive total loss of any Vessel, the Mortgagee shall retain out of the insurance payments received on account of such loss and held by the Mortgagee in accordance with
Section 305 of the Trust Indenture, any sum or sums that shall be or become owing the Mortgagee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Mortgagee, and pay the balance to the Banks for application pursuant to
Section 6.5 of the Credit Agreement.

          Section 16. The Shipowner will reimburse the Mortgagee promptly with interest at the rate described in Section 5.3 of the Credit Agreement, for any and all expenditures which the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney's fees, necessary translation fees for documents made in a language other than English, and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that



respect.

          Section 17. The Shipowner will fully perform any and all charter parties or drilling contracts which are, or may be, entered into with respect to the Vessels.

          Section 18. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessels, without the prior written consent of the Mortgagee.

          Section 19. Requisition, Seizure or Forfeiture. The Shipowner covenants and agrees that, in the event any of the Vessels are requisitioned, seized or forfeited by any Governmental Agency or by any group or body purporting to act as such, and such requisition, seizure or forfeiture is not reversed and the Vessels released therefrom within thirty
(30) days, the Shipowner will cause all payments made in respect of any such requisition, seizure or forfeiture to be paid to the Mortgagee to be held and applied by the Mortgagee for prepayment of the Facility C Note in the manner set forth in Section 11 of Article II of this Mortgage; provided however, that if any such requisition, seizure or forfeiture applies only to the use of the Vessels, the provisions of this Section 19 shall not apply if and so long as the Shipowner shall not be in default in respect of any of its obligations under this Mortgage, the Credit Agreement or the Facility C Note secured hereby.

                                 ARTICLE II

                      Events of Default and Remedies.


          Section 1.   In case any one  or more of the events  described in
Section 13.1 of the Credit Agreement as "Events of Default" shall occur and be continuing:

      THEN, upon the occurrence and continuance of any Event of Default after the applicable grace period, and in each and every such case, the Mortgagee shall have the right in accordance with the terms of the Trust Indenture to:

          (1) Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration the same, including interest to date of declaration, shall become and be immediately due and payable;

          (2) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the law of the Republic of Liberia or of any other jurisdiction where any Vessel may be found;

          (3) Bring suit at law, in equity or in admiralty, as it may be advised by counsel, to recover judgment for the Indebtedness hereby secured, and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;



          (4) Take and enter into possession of the Vessels, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessels and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use such Vessels for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessels or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessels and charging upon all receipts from the use of the Vessels or from the sale thereof by court proceedings or pursuant to Subsection (5) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessels, the Mortgagee shall have the right to dock the Vessels, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

          (5) Without legal process and without being responsible for any loss or damage, sell any or all of the Vessels at such places and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any such sale with a general description of the property in the following manner:

          (a) by publishing such notice for ten consecutive days in a daily newspaper of general circulation published in Dallas, Texas;

          (b)  if the place  of sale  should not be  in Dallas, Texas  then
               also  by  publication  of  a  similar  notice  in  a   daily
               newspaper, if any, published at the place of sale; and

          (c) by mailing a similar notice to the Shipowner on the day of first publication.

The Mortgagee may adjourn any such sale from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. Any such sale may be conducted without bringing the Vessels to the place designated for such sale and in such manner as Mortgagee may deem to be for its best advantage.

          Section 2. Any sale of a Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the



Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such judicial sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

          Section 3. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and in behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

          Section 4. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner upon the happening of any event of default, in the name of the Shipowner to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freight, hire, earnings, issues, revenues, income and profits of the Vessels and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default in respect of the Vessels, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

          Section 5. Whenever any right to enter and take possession of the Vessels accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessels as demanded. If the Mortgagee shall be entitled to take any legal proceedings to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

          Section 6. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against a Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been



released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

          Section 7. The Shipowner covenants that upon the happening of any one or more of the events of default, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 11 of this Article II.

          Section 8. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future event of default or of any past event of default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee.

          Section 9. If at any time after an event of default and prior to the actual sale of a Vessel by the Mortgagee or prior to any enforcement or foreclosure proceedings the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest with respect to the Shipowner's obligations as provided herein or in the Guaranty as set forth therein, then the Mortgagee may accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.



          Section 10. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subjects or intended to be subjects to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

          Section 11. The proceeds of any sale of a Vessel and the net earnings of any charter operation or other use of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

          First: To the payment of all expenses and charges, including the expenses of any sale, the expenses of any retaking, attorney's fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder;

          Second:    To the  payment  of  the  Indebtedness hereby  secured
     pursuant to Section 6.4 of the Credit Agreement, whether due or not, including interest thereon to the date of such payment; and

          Third:    To  the Shipowner  or  to  whomsoever  may be  entitled
     thereto.

          Section 12. Until one or more of the Events of Default herein above described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessels; (b)may at any time alter, repair, change or re-equip the Vessels, subject, however, to the provisions of Section 11 of Article I hereof and (c)shall have the right, from time to time in its discretion and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles or living quarters or any other appurtenances of the Vessels, provided, however that during any consecutive twelve (12) month period, the Shipowner may make such disposition from the Vessels only up to an aggregate value of USD 2,000,000 and provided further that such limitation shall not apply if the Shipowner first or simultaneously replaces the same by boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles or living quarters or any other appurtenance with those of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.




          Section 13. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

          (b) In the event that the Guaranty, the Credit Agreement or this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, or if any third party shall fail or refuse to recognize any of the powers granted to the Mortgagee hereunder when it is sought to exercise them, this shall not affect the validity and/or enforceability of all or any other parts of the Guaranty, the Credit Agreement or the Mortgage or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may deem to be necessary to carry out the true intent of this Mortgage, the Guaranty and the Credit Agreement.

          (c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.


                                ARTICLE III

                             Sundry Provisions.


          Section 1. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its respective successors and assigns. In the event of any assignment or transfer of this Mortgage, the term "Mortgagee", as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

          Section 2. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

          Section 3. This Mortgage may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



          Section 4. The Shipowners shall give the Mortgagee notice of any Event of Default hereunder and shall provide all other notices or other communication to be given pursuant hereto in the manner provided in the Credit Agreement and addressed:

     If to the Mortgagee to

          Bankers Trust Company, as Trustee
          Four Albany Street, Fourth Floor
          New York, New York  10006
          United States of America
          Telefax No. (212) 250-6392
          Attention: Corporate Trust and Agency Group

     And if to the Shipowner to

          ENSCO Offshore Company II
          2700 Fountain Place
          1445 Ross Avenue
          Dallas, Texas  75202
          Telefax No. (214) 855-0300
          Attention: Chief Financial Officer

or at such other address as either party may notify to the other in writing.

          Section 5. For the purpose of recording this Mortgage as is required under Liberian Maritime Law, the total amount of this First Preferred Fleet Mortgage is SIXTY-FIVE MILLION AND 00/100 UNITED STATES DOLLARS (USD 65,000,000.00), and interest thereon and performance of mortgage covenants. The maturity date is on Demand. There is no separate discharge amount.

          IN WITNESS WHEREOF, the Shipowner has caused this First Preferred Fleet Mortgage to be duly executed the day and year first above written.


                              ENSCO OFFSHORE COMPANY II


                              By:       /s/ ROBERT O. ISAAC
                                        -----------------------------------
                              Name:         Robert O. Isaac
                              Title:        Assistant Secretary




STATE OF TEXAS      )
: ss.:
COUNTY OF HARRIS    )


          On this 13th day of June, 1996, before me personally appeared Robert O. Isaac, to me known, who, being by me duly sworn, did depose and say that he resides at 2700 Fountain Place Dallas, Texas; that he is the Assistant Secretary of ENSCO Offshore Company II, a Delaware corporation, and the corporation described in the foregoing instrument; that he signed his name thereto by order of the authority from the Board of Directors of said corporation and that the foregoing instrument is the act and deed of the corporation.



                              /s/ S. N. Nixon
                              ------------------------------
                                      Notary Public


For use in
the Republic of Liberia



                              [----------------------------------------]
                              [                                        ]
                              [Notary             S. N. NIXON          ]
                              [ Seal      Notary Public, State of Texas]
                              [             Commission Expires 7-18-99 ]
                              [                                        ]
                              [----------------------------------------]